Exhbit 99.2










                        OAK HILLS DRILLING AND OPERATING
                               INTERNATIONAL, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                     Years Ended December 31, 2005 and 2004
          with Report of Independent Registered Public Accounting Firm

                        OAK HILLS DRILLING AND OPERATING
                               INTERNATIONAL, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                     Years Ended December 31, 2005 and 2004





                                Table of Contents




Report of Independent Registered Public Accounting Firm..................  3

Consolidated Financial Statements:

         Consolidated Balance Sheets.....................................  4

         Consolidated Statements of Operations...........................  5

         Consolidated Statements of Stockholders' Deficit................  6

         Consolidated Statements of Cash Flows...........................  7

         Notes to Consolidated Financial Statements......................  8

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of Oak Hills Drilling and Operating International, Inc.


We have audited the accompanying consolidated balance sheets of Oak Hills Drilling and Operating International, Inc. and subsidiary (the "Company") as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Oak Hills Drilling and Operating International, Inc. and subsidiary as of December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Whitley Penn LLP
----------------------
Dallas, Texas
March 10, 2006

               OAK HILLS DRILLING & OPERATING INTERNATIONAL, INC.

                           CONSOLIDATED BALANCE SHEETS


                                                              December 31,
                                                         2005           2004
                                                  -----------    -----------
Assets
Current assets:
    Cash and cash equivalents                     $    85,035    $    24,856
    Accounts receivable:
      Trade                                           736,747           --
      Related parties                                 149,116           --
    Other current assets                               20,449         78,573
                                                  -----------    -----------
Total current assets                                  991,347        103,429

Fixed assets, net                                   1,146,746        963,715
                                                  -----------    -----------

Total assets                                      $ 2,138,093    $ 1,067,144
                                                  ===========    ===========

Liabilities and Stockholders' Deficit
Current liabilities:
    Accounts payable:
       Trade                                      $   640,948    $   151,197
       Related parties                                 41,147           --
    Accrued liabilities                               189,965        173,438
    Current portion of long-term debt                 117,069         75,951
                                                  -----------    -----------
Total current liabilities                             989,129        400,586

Long-term debt, net of current portion                108,463        149,120
Long-term debt, related parties                     1,295,961        767,203

Commitments and contingencies                            --             --

Stockholders' deficit:
    Common stock, $0.001 par value, 100,000,000
      shares authorized, 400 shares issued
      and outstanding                                    --             --
    Additional paid-in capital                         10,245         10,245
    Accumulated deficit                              (265,705)      (260,010)
                                                  -----------    -----------
Total stockholders' deficit                          (255,460)      (249,765)
                                                  -----------    -----------

Total liabilities and stockholders' deficit       $ 2,138,093    $ 1,067,144
                                                  ===========    ===========

               OAK HILLS DRILLING & OPERATING INTERNATIONAL, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                     Year Ended December 31,
                                                       2005           2004
                                                  -----------    -----------

Revenues                                          $ 3,079,550    $      --

Operating expenses:
    Rig, well, and pulling unit expense             1,049,823         52,146
    Salaries, wages and related personnel costs     1,172,191         30,348
    Depreciation and amortization                     138,701         20,153
    General and administrative                        608,608        120,043
                                                  -----------    -----------
Total operating expenses                            2,969,323        222,690
                                                  -----------    -----------

Income (loss) from operations                         110,227       (222,690)

Interest expense                                     (115,922)       (11,409)
                                                  -----------    -----------

Net loss                                          $    (5,695)   $  (234,099)
                                                  ===========    ===========

               OAK HILLS DRILLING & OPERATING INTERNATIONAL, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

                     YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                 Additional                        Total
                                         Common Stock              Paid-In      Accumulated     Stockholders'
                                   Shares          Amount          Capital         Deficit         Deficit
                               -------------   -------------   -------------   -------------    -------------
Balance at December 31, 2003            --     $        --     $         245   $     (25,911)   $     (25,666)

Common stock issued for cash
    and equipment                        400            --            10,000            --             10,000

    Net loss                            --              --              --          (234,099)        (234,099)
                               -------------   -------------   -------------   -------------    -------------

Balance at December 31, 2004             400            --            10,245        (260,010)        (249,765)

    Net loss                            --              --              --            (5,695)          (5,695)
                               -------------   -------------   -------------   -------------    -------------

Balance at December 31, 2005             400   $        --     $      10,245   $    (265,705)   $    (255,460)
                               =============   =============   =============   =============    =============

               OAK HILLS DRILLING & OPERATING INTERNATIONAL, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                    Year Ended December 31,
                                                                       2005         2004
                                                                    ---------    ---------
Operating Activities
   Net loss                                                         $  (5,695)   $(234,099)
   Adjustments to reconcile net loss to net cash
      provided by (used in) operating activities:
       Depreciation and amortization                                  138,701       20,153
       Changes in operating assets and liabilities:
          Accounts receivable, trade                                 (736,747)        --
          Accounts receivable, related parties                       (149,116)        --
          Other current assets                                         58,124      (67,778)
          Accounts payable, trade and accrued expenses                480,557      288,174
          Accounts payable, related parties                            41,147         --
                                                                    ---------    ---------
Net cash provided by (used in) operating activities                  (173,029)       6,450

Investing Activities
   Purchases of fixed assets                                         (216,050)    (758,797)

Financing Activities
   Proceeds from issuance of common stock                                --         10,000
   Payments on long-term debt                                         (79,500)        --
   Proceeds from issuance of long-term debt, related parties          528,758      767,203
                                                                    ---------    ---------
Net cash provided by financing activities                             449,258      777,203

Net increase in cash and cash equivalents                              60,179       24,856
Cash and cash equivalents at beginning of year                         24,856         --
                                                                    ---------    ---------

Cash and cash equivalents at end of year                            $  85,035    $  24,856
                                                                    =========    =========


Supplemental Disclosure of Cash Flow Information
      Cash paid during the year for interest                        $  19,637    $    --
                                                                    =========    =========

Non-cash Transactions
      Purchase of fixed assets through issuance of long-term debt   $ 105,682    $ 225,072
                                                                    =========    =========
      Settlement of long-term debt, related party, through
                assumption of accounts payable                      $  25,721    $    --
                                                                    =========    =========

              Oak Hills Drilling and Operating International, Inc.

                   Notes to CONSOLIDATED Financial Statements

                           December 31, 2005 and 2004



A.   Nature of Business

Oak Hills Drilling and Operating International, Inc., a Nevada corporation, was incorporated in 2004. The Company's wholly owned subsidiary, Oak Hills Drilling and Operating, LLC, began operations in 2003. The Company provides contract drilling services to companies exploring for crude oil and natural gas. The Company's corporate office is located in Holdenville, Oklahoma.


B.   Summary of Significant Accounting Policies

A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

Basis of Accounting

The accounts are maintained and the consolidated financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. Significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts in the consolidated financial statements and accompanying notes. Actual results could differ from these estimates and assumptions.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 2005 and 2004, the Company had no such investments. The Company maintains deposits primarily in one financial institution, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation. At December 31, 2005 and 2004, there were no uninsured portion of deposits.

Accounts Receivable

The Company performs ongoing credit evaluations of its customers' financial condition and extends credit to virtually all of its customers on an uncollateralized basis. Credit losses to date have not been significant and have been within management's expectations. Management has not established a bad debt reserve due to no accounts being deemed uncollectible. In the event of complete non-performance by the Company's customers, the maximum exposure to the Company is the outstanding accounts receivable balance at the date of non-performance.

Fixed Assets

Property and equipment are stated at cost. Depreciation is computed using straight-line method over the estimated useful lives of the assets for financial reporting purposes. Drilling rigs and related equipment have estimated useful lives of ten years. Automobiles, trucks, other equipment, software, furniture, fixtures and office equipment useful lives of five years. Expenditures for major renewals and betterments that extend the useful lives are capitalized. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts and any gains or losses are charged or credited in the accompanying consolidated statement of operations of the respective period.

Impairment of Long-Lived Assets

The Company reviews its long-term assets for impairment in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that, when events or circumstances indicate that the carrying amount of an asset may not be recoverable, the Company should determine if impairment of value exists. If the estimated undiscounted future net cash flows are less than the carrying amount of the assets, an impairment exists and an impairment loss must be calculated and recorded. If an impairment exists, the impairment loss is calculated based on the excess of the carrying amount of the asset over the asset's fair value. Any impairment loss is treated as a permanent reduction in the carrying value of the assets. Through December 31, 2005, no events or circumstances have arisen which would require the Company to record a provision for impairment on its long-lived assets.

Revenue Recognition

The Company enters into contracts with customers, and revenues are earned and recognized on a per-day basis as services are rendered when collectibility is deemed probable.

Income Taxes

Deferred income taxes are determined using the liability method in accordance with SFAS No. 109, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income taxes are measured using enacted tax rates expected to apply to taxable income in years in which such temporary differences are expected to be recovered or settled. The effect on deferred income taxes of a change in tax rates is recognized in the statement of income of the period that includes the enactment date. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized.

Fair Value of Financial Instruments

In accordance with the reporting requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the consolidated financial statements when the fair value is different than the carrying value of those financial instruments. The estimated fair values of accounts receivable, accounts payable, and accrued expenses approximate their carrying amounts due to the relatively short maturity of these instruments. The carrying value of short- and long-term debt also approximates fair value since these instruments bear market rates of interest. None of the financial instruments are held for trading purposes.


C.   Fixed Assets

Fixed assets consist of the following:
                                                 December 31,
                                              2005         2004
                                           ----------   ----------
Drilling rigs and related equipment        $  921,895   $  752,557
Automobiles and trucks                        121,882         --
Other equipment                               227,969      227,325
Software                                       21,548         --
Furniture, fixtures and office equipment       12,306        3,986
                                           ----------   ----------
                                            1,305,600      983,868
Less accumulated depreciation                 158,854       20,153
                                           ----------   ----------

Fixed assets, net                          $1,146,746   $  963,715
                                           ==========   ==========


D.   Long-Term Debt

The Company has entered into notes payable to financial institutions secured by certain assets of the Company with interest rates ranging from 6.25% to 11.5% and maturing January 2006 through October 2010.

Future maturities of long-term debt are as follows:

2006                                           $       117,069
2007                                                    46,116
2008                                                    22,718
2009                                                    22,420
2010                                                    17,209
                                              -----------------

Total future maturities of long-term debt      $       225,532
                                              =================


E.   Long-Term Debt - Related Parties

The Company has entered into notes payable to stockholders secured by the assets of the Company bearing interest at a rate of 9% with total principal and interest due on maturity in 2008.

F.   Income Taxes

Income tax expense for the years presented differs from the "expected" federal income tax expense computed by applying the U.S. federal statutory rate of 34% to earnings before income taxes for the years ended December 31, as a result of the following

                                             2005        2004
                                         --------    --------
Computed expected tax benefit            $ (1,936)   $(79,594)
Other                                      11,654        --
Deferred tax asset valuation allowance
                                           (9,718)     79,594
                                         --------    --------

Total income before income taxes         $   --      $   --
                                         ========    ========


The significant components of the Company's deferred tax assets and liabilities at December 31, are as follows:

                                 2005        2004
                              --------    --------
Fixed assets                  $(10,153)   $  7,457
Net operating losses            87,026      79,134
Valuation allowance            (76,873)    (86,591)
                              --------    --------

Total deferred income taxes   $   --      $   --
                              ========    ========

The Company has established a valuation allowance to fully reserve the deferred tax assets at December 31, 2005 and 2004 due to the uncertainty of the timing and amounts of future taxable income. At December 31, 2005, the Company had net operating loss carryforwards of approximately $235,000 which expire in 2023 through 2025.


G.   Concentrations

Revenue

For the year ended December 31, 2005, the Company had four customers that accounted for 10%, 10%, 13%, and 68% of total revenue. For the year ended December 31, 2004, the Company had no revenues, as they began drilling in 2005.

Accounts Receivable

As of December 31, 2005, the Company had two customers that accounted for 48% and 15% of the total accounts receivable balance. As of December 31, 2004, the Company had no accounts receivable.

H.   Related Party Transactions

In 2005, the Company paid approximately $17,500 in rent to a stockholder of the Company for office space. In 2005 and 2004, the Company accrued approximately $98,000 and $10,000, respectively, of interest expense for long-term debt due to related parties, none of which has been paid and is included in accrued expenses in the accompanying consolidated balance sheets.


I.   Subsequent Event

Effective January 23, 2006, the Company was acquired by Lexington Resources, Inc., which is a natural resource exploration and production company.